Exhibit 99.1

February 13, 2025	650 de Maisonneuve Blvd. W 7th floor Montreal QC, H3A 3T2 www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: CANADIAN PACIFIC KANSAS CITY LIMITED

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual and Special Meeting
Record Date for Notice of Meeting :	March 10, 2025
Record Date for Voting (if applicable) :	March 10, 2025
Beneficial Ownership Determination Date :	March 10, 2025
Meeting Date :	April 30, 2025
Meeting Location (Virtual Only) :	Access to the Online webcast at https://meetings.lumiconnect.com/400-276-035-378
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	No

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	Yes
NAA for Registered Holders	Yes

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	13646K108	CA13646K1084

Sincerely,

Computershare

Agent for CANADIAN PACIFIC KANSAS CITY LIMITED